                                                                  Exhibit 10.16*

The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

                                                                    CONFIDENTIAL
                                                                    CONFIDENTIAL

                                SUPPLY AGREEMENT
                                  SVO BATTERIES

      This Supply Agreement (this "Agreement") is made as of the 31st day of July, 1991 by and between Wilson Greatbatch Ltd., a corporation duly organized under the laws of the State of New York, U.S.A. and having its principal place of business at 10,000 Wehrle Drive, Clarence, New York 14031 (hereinafter "WGL"), and Medtronic, Inc., a corporation duly organized under the laws of the State of Minnesota, U.S.A. and having its principal place of business at 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432 (hereinafter "Medtronic").

                                    RECITALS

A. WGL has the capability and desire to manufacture for and supply to Medtronic SVO Batteries, as defined below, for use in Products, as defined below.

B. Medtronic desires to purchase a supply of SVO Batteries from WGL for use in Products all in accordance with the terms of this Agreement.

C. In addition, WGL desires to grant to Medtronic and Medtronic desires to obtain from WGL on the date first set forth above a worldwide, nonexclusive. royalty free license to utilize defined Subject Patents and Know-How of WGL relating to SVO Batteries, all in accordance with the terms of the License Agreement, as defined below.

D. The parties acknowledge that Medtronic's purpose in entering into this Agreement is to obtain a reliable source of SVO Batteries of high quality and that WGL agrees to provide such a source subject to all of the terms and conditions set forth in this Agreement. The parties further acknowledge that Medtronic intends over time to develop both its internal capabilities to manufacture SVO Batteries to meet its anticipated requirements for such SVO Batteries, and in addition is establishing by this Agreement a second source supply arrangement with WGL for supply of SVO Batteries to substantially assist Medtronic in meeting its requirements for SVO Batteries.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 Affiliate. "Affiliate" of any entity is any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. Control shall mean owning more than 50 percent of the total voting power of the entity.

1.2 Confidential Information. "Confidential Information" shall mean know-how, trade secrets, and unpublished information disclosed by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information which:

      (a) was already in the possession of receiving party prior to its receipt from the disclosing party, provided that the receiving party shall provide the disclosing party with reasonable documentary proof thereof;

      (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

      (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto; or

      (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis.

All Confidential Information disclosed by one party to the other under this Agreement, insofar as practicable, shall ultimately be in writing and bear a legend "Company Proprietary", "Company Confidential" or words of similar import. Accordingly, all Confidential Information disclosed in any manner other than writing shall, insofar as practicable, be preceded by an oral statement indicating that the information is company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days.

1.3 Intellectual Property. "Intellectual Property" shall mean all patents, inventions, discoveries, know-how, trade secrets, data, information, technology, processes, formulas, drawings, designs, computer programs, licenses, and all amendments, modifications, and improvements to any of the foregoing.

1.4 Contract Year. "Contract Year" shall mean each respective annual period during the term of this Agreement which commences on August 1 and ends on the next following July 31.

1.5 First Contract Period, Second Contract Period, and Third Contract Period. "First Contract Period", "Second Contract Period", and "Third Contract Period" shall mean, respectively, the periods of (i) August 1, 1991 to July 31, 1995, (ii) August 1, 1995 to July 31, 1998, and (iii) August 1, 1998 to July 31, 2001.

1.6 License Agreement. "License Agreement" shall mean the License Agreement to be executed by WGL and Medtronic on even date herewith, in the form of the attached Exhibit A hereto.

1.7 Product. "Product" shall mean implantable medical products used in the treatment of cardiac tachycardia or fibrillation now and hereafter manufactured by or for Medtronic.

1.8 Quota. "Quota" shall mean the respective period minimum quantities of SVO Batteries which Medtronic shall be expected to purchase from WGL in accordance with the terms and conditions of Article 5 of this Agreement.

1.9 SVO Batteries. "SVO Batteries" shall mean any battery for use in a Product which battery uses silver vanadium oxide as a cathode material.

1.10 Security Agreement. "Security Agreement" shall mean the Security Agreement to be executed by WGL on even date herewith, in the form of the attached Exhibit B hereto, which shall secure WGL's performance of its obligations to Medtronic under this Agreement.

1.11 New Battery. "New Battery" shall mean any SVO Battery that requires full WGL qualification as a new cell and that has been in implantable grade production for less than 180 days. WGL Models 8830 and 8615 are not, for purposes of this Agreement, considered "New Batteries."

                                    ARTICLE 2
                        GENERAL OBLIGATIONS OF Medtronic

2.1 Quality Control. Medtronic agrees to follow reasonable quality control standards with respect to the storage, preservation, and use of SVO Batteries purchased under this Agreement and consistent in all material respects with the reasonable recommendations of WGL. Medtronic shall maintain production, inventory and sales records with respect to Product incorporating SVO
Batteries purchased from WGL under this Agreement, in sufficient detail to enable Medtronic to conduct an effective recall of such Product should such a recall be deemed appropriate by Medtronic.

2.2 Regulatory Approval Efforts. During the term of this Agreement Medtronic shall have responsibility for obtaining at its expense, in its name and at its discretion any necessary device regulatory approvals from the U.S. Food and Drug Administration (i.e., PMA's or 510(k)'s as the case may be), and applicable regulatory agencies of such other countries in which Product incorporating the SVO Batteries will be sold. WGL shall supply

Medtronic with all documents, instruments, information, reports and advice and general assistance as is necessary to complete, and as is reasonably requested by Medtronic in connection with, such regulatory approval efforts.

                                    ARTICLE 3
                           GENERAL OBLIGATIONS OF WGL

3.1 WGL's Manufacture and Supply of SVO Batteries. Except as otherwise provided in Section 4.2 hereof, WGL shall use all reasonable commercial efforts during the term of this Agreement to supply to Medtronic SVO Batteries in the quantities ordered by Medtronic, in accordance with the specifications now in effect and hereafter agreed to by the parties and with Medtronic's schedules for delivery thereof. WGL acknowledges that such quantities ordered by Medtronic may
amount to   *   of Medtronic's requirements for SVO Batteries for use in
Products during the term of this Agreement.

3.2 SVO Battery Specifications. The current specifications for the SVO Batteries to be purchased under this Agreement are attached hereto as Exhibit C, except for the specifications for the SVO Battery to be used in Medtronic PCD Model 7218 which specifications are now being finalized by mutual agreement (the SVO Batteries specifications attached are presently intended for use in Medtronic's PCD Models 7216, 7217 and 7219). It is the expectation of both parties that WGL will maintain commercially competitive capabilities in the research, design, development and manufacture of SVO Batteries. Subject to Section 6.3 hereof, WGL agrees that it will promptly undertake to implement any changes to existing designs of SVO Batteries and any new designs of SVO Batteries proposed for purchase by Medtronic under this Agreement to the extent reasonably requested by Medtronic from time to time, provided that such efforts requested are reasonably within the then-existing or imminently planned-for capabilities of WGL and such efforts are reasonably deemed by Medtronic as likely to enhance Medtronic's competitive position in and/or profit from the development and sale of Products. Such implementations shall be conditional upon the successful completion of such evaluation and qualification procedures as WGL shall reasonably require to ensure the safety, reliability, quality, and manufacturability of such proposed changes and new designs. Medtronic may not require delivery of SVO Batteries incorporating such changes until sixty (60) days after completion of such qualification procedures and such delivery shall be subject to the provisions of Section 4.7.

3.3 Compliance With U.S. Laws and Regulations; Compliance With Specifications. WGL shall be responsible for compliance with present and future applicable statutes, laws, ordinances and regulations of United States and foreign national, federal, state and local governments relating to the manufacture and, except as otherwise provided in Section 2.2 hereof, the sale of SVO Batteries to Medtronic under this Agreement. WGL will provide such Medtronic personnel as Medtronic reasonably deems appropriate with reasonable access from time to time to WGL's facilities and records for the purpose of confirming WGL's compliance with requirements noted in this Section, and for the further purpose of confirming, if reasonably deemed necessary by Medtronic, WGL's compliance with applicable specifications for SVO Batteries.

3.4 Failure to Meet Delivery Schedules. If WGL is unable for any reason, other than Force Majeure, to meet any scheduled deliveries specified by Medtronic for SVO Batteries, as provided for in Article 4 hereof, and such inability is material to Medtronic in amount and significance, WGL shall on written request of Medtronic then allocate, with respect to the Contract Period within which the delay in delivery originated, the following respective percentages of WGL's SVO Battery manufacturing capacity to fulfill Medtronic's orders for SVO Batteries:
  *   percent for the First Contract Period,   *   percent for the Second
Contract Period, and   *   percent for the Third Contract Period. Such
allocation of plant capacity by WGL shall continue until the delivery schedule for SVO Batteries to Medtronic is being met on a current basis. Furthermore, in the event of any aforementioned inability of WGL to meet scheduled deliveries to Medtronic, WGL will engage in communications with and will fully cooperate with Medtronic as requested by Medtronic, and provide appropriate, mutually agreed upon Medtronic personnel with reasonable access to WGL's SVO Battery manufacturing facility as requested by Medtronic, to determine the causes of such inability and possible measures to correct such inability and prevent its recurrence in the future.

                                    ARTICLE 4
                            ORDERS FOR SVO BATTERIES

4.1 Orders for SVO Batteries. Medtronic will submit orders for SVO Batteries to WGL in writing, whether by mail, telecopy, telex or otherwise, and such orders will set forth at a minimum: (a) an identification of SVO Batteries ordered, (b) quantities ordered, (c) delivery dates, and (d) shipping instructions.

4.2 Order Limitations. In the event orders placed by Medtronic for delivery within any month exceed the monthly average of Product units ordered by
Medtronic under the most recent prior period of   *   consecutive months of
Medtronic firm purchase orders by more than   *   or by more than   *   SVO
Battery units, whichever is greater, then WGL shall not be obligated to supply
any such excess above such   *   or   *   unit overage as applicable, however,
WGL shall use all reasonable commercial efforts to supply amounts requested for delivery which are in excess of such overage, it being understood that in the supply of any such excess beyond the permitted overage WGL may take into account delivery commitments to other customers. Notwithstanding the foregoing, WGL shall not be required to supply within any forecast period a number of SVO Battery units which is in excess of * times the aggregate number of SVO Battery units forecast for delivery by Medtronic during such forecast period under Section 4.5 hereof. It is understood by the parties, however, that in the event WGL refuses to supply any SVO Batteries to Medtronic because of the foregoing cap on WGL's periodic supply requirements and such refusal makes it impossible for Medtronic to meet a purchase quota under Article 5 hereof, then the relevant Medtronic purchase quota requirement shall be deemed reduced by the number of SVO Battery units which WGL so refuses to deliver.

4.3 Modification of Orders. No aforementioned order shall be modified or canceled except upon the mutual agreement of the parties. Mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the change order so states. Notwithstanding the foregoing, Medtronic may in its sole discretion by written notice to WGL cancel orders for and deliveries of any SVO Batteries which are not delivered within sixty (60) days of the delivery date requested by Medtronic and in the event of such cancellation by Medtronic, Medtronic may then make such appropriate adjustments to any outstanding orders and forecasts as it deems advisable in light of any shortfalls in supply which relate to such cancellation. The foregoing rights of cancellation and adjustment by Medtronic, together with the rights of Medtronic set forth in Section 3.4 hereof and in Section 4.6 hereof, the right of reduction in Quotas set forth in
Section 5.4 hereof, and the right of termination of this Agreement by Medtronic for material breach of this Agreement set forth in Section 12.2 hereof, shall be the exclusive remedies to which Medtronic may be entitled as a result of delayed deliveries by WGL.

4.4 Delivery Terms. All deliveries of SVO Batteries shall be F.O.B. WGL's manufacturing facility at 10,000 Wehrle Drive, Clarence, New York. Accordingly, all risk of damage to or loss or delay of SVO Batteries purchased under this Agreement shall pass to Medtronic upon their delivery at the F.O.B. point to a common carrier specified by Medtronic or, in the event that no carrier shall have been specified by Medtronic on or before the date fifteen (15) days prior to the requested shipment date, a common carrier reasonably selected by WGL.

4.5 Medtronic's Forecasts. Upon execution of this Agreement by the parties, Medtronic agrees to provide WGL with a twelve (12) month forecast indicating Medtronic's forecast purchases of SVO Batteries from WGL during the period August 1, 1991 through July 31, 1992 (and which shall take into account orders for SVO Batteries placed by Medtronic prior to execution of this Agreement). Such forecast shall be updated monthly (prior to the final day of each full month during the term of this Agreement) by Medtronic in writing to WGL on a rolling basis such that the forecast shall at all times cover the prospective twelve (12) month period. Such rolling forecasts by Medtronic shall be used for purposes of facilitating each party's planning and in order to meet the lead times required by certain of WGL's suppliers. Such forecasts are not legally binding in any manner and may be revised from time to time by Medtronic as it deems appropriate, provided, however, that SVO Batteries scheduled for delivery within the first four months of each aforesaid twelve month forecast period shall represent and constitute a firm order by Medtronic.

4.6 Penalties for Specified Delivery Delays. The provisions of this Section 4.6 shall become effective 9 months after the date of both parties signing this Supply Agreement. If, prior to July 31, 1995 or, while WGL is the sole supplier of a particular SVO Battery model as to which delays are occurring, WGL is unable for any reason (other than force majeure) to meet any scheduled deliveries specified by Medtronic for SVO Batteries, as provided for in Article 4 hereof, and such delay is material to Medtronic in amount and significance (including but not necessarily limited to any such delay which would cause Medtronic to reduce its planned production of Products, which shall be deemed material to Medtronic) then, notwithstanding any contrary provisions of the Security Agreement or this Agreement or of law, with the exception of Section
3.4 hereof, the rights of cancellation and adjustment set forth in Section 4.3 hereof, the right of reduction in Quotas set forth in Section 5.4 hereof, and the right of termination of this Agreement by Medtronic for material breach of this Agreement set forth in Section 11.2 hereof: at Medtronic's request and until such time as WGL can promptly deliver from its current production quantities of delayed SVO Batteries to fully support Medtronic manufacturing requirements, WGL shall use SVO Batteries comprising Inventory under the Security Agreement (to the extent such SVO Batteries are available in the appropriate models) to offset delayed SVO Batteries. Subject to the foregoing conditions of this Section 4.6, for each SVO Battery unit which is not delivered, whether out of said Inventory or from current production, within sixty (60) days of the delivery date requested by Medtronic pursuant to the order and delivery terms of this Agreement, WGL shall immediately make a repayment to Medtronic of a portion of the * sum referenced in Section 6.7 hereof, to the extent such sum has not already been repaid in whole by WGL under this Section 4.6 or Section 6.7 of this Agreement or under the Security Agreement, which repayment shall be determined by multiplying * times the number of such delayed units. The total of any aforementioned repayments by WGL under this Section 4.6 together with any repayments under Section 6.7 and under the Security Agreement shall in no event exceed *. Any such repayments made to Medtronic shall not relieve WGL of its responsibility to deliver the delayed units as soon as possible in the event the orders for such delayed units have not been cancelled by Medtronic. The foregoing provisions shall not reduce or otherwise affect the adjustments to Medtronic's permitted outstanding account payable to WGL for SVO Batteries to the extent provided for in Section 6.2 hereof. The foregoing rights in this Section 4.6, together with the rights of Medtronic set forth in Section 3.4 hereof and in Section 4.3 hereof, the right of reduction in Quotas set forth in Section 5.4 hereof, and the right of termination of this Agreement by Medtronic for material breach of this Agreement set forth in Section 11.2 hereof, shall be the exclusive remedies to which Medtronic may be entitled as a result of delayed deliveries by WGL.

4.7 Scheduled Deliveries for New Battery. It is expressly understood that the first six (6) months of scheduled delivery for any New Battery as defined herein will be strictly on a best efforts basis by WGL and will not be subject to any provision regarding failure to deliver including Section 3.4, 4.3, 4.6, 5.4 and 11.2.

                                    ARTICLE 5
                                 PURCHASE QUOTAS

5.1 Contract Year Quota. Medtronic agrees to purchase and take delivery from WGL of a quota of SVO batteries during each Contract Year in an amount equal to the lesser of (a) * SVO Batteries, or (b) * of Medtronic's requirements for SVO Batteries for that Contract Year.

5.2 Contract Period Quota. During the First Contract Period, Second Contract Period and Third Contract Period, respectively, Medtronic agrees to purchase and take delivery from WGL of the following quotas of SVO Batteries:

      (a) A quota for the First Contract Period in an amount equal to * of Medtronic's requirements for SVO Batteries during such Contract Period;

      (b) A quota for the Second Contract Period in an amount equal to * of Medtronic's requirements for SVO Batteries during such Contract Period; and

      (c) A quota for the Third Contract Period in an amount equal to * of Medtronic's requirements for SVO Batteries during such Contract Period.

5.3 Purchase Carry Forwards. For purposes of determining whether Medtronic has met any Contract Period quota, Medtronic may carry forward from any one Contract Period to any future Contract Periods such number of purchased SVO Battery units as is in excess of the Contract Period quota for the period from which such carry forward is being made. Notwithstanding the foregoing, the maximum number of purchased SVO Battery units which Medtronic may carry forward from any one Contract Period to any future Contract Period or Periods shall be * units.

5.4 Reductions in Quota. Notwithstanding Medtronic's obligations pursuant to Sections 5.1 and 5.2 hereof, Medtronic's Quota for any quota period shall be reduced (a) in the case of subpart (i) below by an amount equal to * times the amount of SVO Batteries, the order and delivery of which has been canceled by Medtronic pursuant to Section 4.3 hereof, (b) in the case of subpart (ii) below, by an amount equal to * times the amount of SVO Batteries affected by such recall or withdrawal, and (c) in the case of subpart (iii) below, by an amount equal to * times the amount of SVO Batteries of the revised design noted below which Medtronic itself manufactures and incorporates into Product (or has a third party manufacture, as permitted under this Agreement), following WGL's failure to supply such revised design battery.

      (i) If WGL fails for any reason to deliver ordered SVO Batteries within sixty (60) days of the date scheduled for delivery thereof, including but not limited to a failure to deliver SVO Batteries which conform to the then current specifications for SVO Batteries;

      (ii) If any Product incorporating SVO Batteries provided under this Agreement is recalled from the market or withdrawn from sale for reasons of product safety or quality due to battery performance as determined by any applicable governmental authority or by Medtronic in its reasonable judgment after consultation with WGL; or

      (iii) If WGL is unable or for any other reason fails to implement any revised SVO Battery design requested by Medtronic under the provisions of
      Section 3.2 hereof.

Subject to Section 4.6 regarding penalties for specified delivery delays, the foregoing adjustments to Quotas shall not be deemed to waive or otherwise adversely affect any other remedy to which Medtronic may be entitled as a result of the occurrence of events giving rise to any such reduction in Quotas which remedy is specifically set forth in Section 3.4, 4.3, 4.6 or 11.2 hereof. The rights of Medtronic set forth in this Section 5.4, together with the rights of Medtronic set forth in Section 3.4 hereof, Section 4.3 hereof and in Section 4.6 hereof, and the right of termination of this Agreement by Medtronic for material breach of this Agreement set forth in Section 11.2 hereof, shall be the exclusive remedies to which Medtronic may be entitled as a result of delayed deliveries by WGL.

5.5 Reports and Records. Within ninety (90) days after the end of each Contract Year, Medtronic shall provide WGL with a written report indicating the number of Product units manufactured by or for Medtronic during such period which incorporate an SVO Battery. Upon reasonable notice and during regular business hours, but no more frequently than once for any Contract Year and only with respect to a Contract Year which has been completed in the prior three year period, Medtronic shall at WGL's written request make available appropriate records substantiating the number of Product units manufactured by Medtronic in such prior Contract Years which incorporate an SVO Battery for audit at WGL's expense by an independent certified accounting representative to verify the accuracy of the reports provided to WGL. Such representative shall execute a suitable confidentiality agreement reasonably acceptable to Medtronic prior to conducting such audit. Such representative may disclose to WGL only its conclusions regarding the accuracy and completeness of said reports, and shall not disclose Confidential Information of Medtronic to WGL without the prior written consent of Medtronic.

5.6 Cure of Quota Shortfalls. In the event WGL determines that Medtronic has failed to meet a Contract Year or Contract Period Quota as provided for in this
Article 5 it shall promptly notify Medtronic in writing of such failure and the amount by which the applicable Quota has not been met. Notwithstanding any contrary provisions of this Agreement, Medtronic shall have a period of ninety
(90) days after receipt of any such written notice from WGL and verification of the alleged deficiency to cure any failure to purchase Quotas by placing firm orders for appropriate additional purchases of SVO Batteries from WGL. Any such purchases made to cure a failure to meet Quota shall not be counted as purchases for Quota purposes for any Contract Year or Contract Period other than the ones as to which such cure has been effected.

5.7 Determining Quota Percentage. For purposes of determining whether Medtronic's Quota for any period has been met (subject to such adjustments as are provided for in this Agreement), the numerator of the fraction which determines the percentage of Quota shall be the number of SVO Battery units delivered by WGL to Medtronic during such period (less the number of such delivered units, if any, which were rightfully not accepted by Medtronic) and the denominator of such fraction shall be the total number of SVO Battery units incorporated in Product units of Medtronic which enter into commercial production (and are intended for commercial sale, as opposed to use for development, demonstration, testing or other purposes) during such period.

                                    ARTICLE 6
                               PRICES AND PAYMENTS

6.1 SVO Batteries Prices. Except as otherwise provided in Section 6.10 hereof, the price to be paid by Medtronic for SVO Batteries purchased from WGL during the term of this Agreement shall be * U.S. per SVO Battery. All prices are F.O.B. WGL's manufacturing facility in Clarence, New York. Except as otherwise provided in Section 6.5, the foregoing * U.S. per unit price shall apply to all SVO Batteries purchased from WGL whether such units are prototypes, pilot production or commercial run units.

6.2 Unit Payment Terms. Payments made by Medtronic for SVO Batteries purchased hereunder shall be due and payable thirty (30) days after shipping date F.O.B. from Clarence, New York. Notwithstanding the foregoing sentence, once the * sum referenced in Section 6.7 hereof has been delivered to WGL from escrow as provided for in said Section 6.7, Medtronic shall not be required during the term of this Agreement to pay down its account payable to WGL for SVO Batteries purchased hereunder to any amount below the greater of (a) * and (b) * plus the dollar amount derived by multiplying the then current per unit purchase price for SVO Batteries under this Agreement times the number of SVO Battery units which results from subtracting (i) the actual average number of SVO Battery units in the Minimum Inventory (whether or not the required level of Minimum Inventory, as defined in the Security Agreement, has been met) during the most recently completed semi-annual period in the latest Contract Year from (ii) the threshold level of * units; provided, however, that this sentence shall no longer be applicable from and after the date WGL shall have repaid in full the * sum referenced in Section 6.7 hereof. Any interest earned on the advance payment while in escrow at Chemical Bank, as provided for in Section 6.7, shall be credited to Medtronic's account, with such credit to be applied by WGL at the instruction and discretion of Medtronic against any purchases of SVO Batteries by Medtronic made after the escrowed funds have been disbursed to WGL. In the event the aforesaid * and interest thereon have been disbursed to Medtronic in accordance with the terms of the escrow agreement referenced in Section 6.7, then Medtronic shall have no further right to the aforementioned purchase price credit relating to interest earned on the escrowed *.

6.3 Design Fees. In the event that during the term of this Agreement Medtronic requests that WGL supply to it a new model or models of SVO Battery under this Agreement, then Medtronic will pay to WGL a reasonable design fee for WGL's efforts in designing such new model or models of SVO Battery. Such design fee shall be mutually agreed to by the parties in good faith and in no event will such fee be greater than an amount equal in all material respects to that being paid at or near the time of such design changes by other purchasers for a comparable degree of design changes to SVO Batteries purchased from WGL. Any significant design changes for SVO Batteries in production shall cost a minimum of *.

6.4 Taxes. Medtronic shall be responsible for and shall pay, or reimburse WGL for, all taxes, duties, import fees, assessments and other governmental charges (except net income taxes) including those that relate to the import of SVO Batteries into countries to which Medtronic has requested delivery of such SVO Batteries. Notwithstanding the foregoing, WGL shall be responsible for and pay any import taxes or fees for any importation of SVO Batteries into the United States should WGL elect to manufacture the SVO Batteries outside of the United States.

6.5 Adjustments Relating to Outstanding Order. Notwithstanding any contrary prior agreements or understandings of the parties with respect to SVO Batteries presently on order by Medtronic from WGL as of the execution date of this Agreement (i.e., the WGL #8830 battery for use in Medtronic's #7217 PCD), such on order units will remain priced at * U.S. per SVO Battery provided, however, that the last * of such SVO Batteries (currently scheduled for delivery after January 1, 1992) will be priced at * U.S. per SVO Battery. Moreover, all of such SVO Batteries on order by Medtronic from WGL as of the execution date of this Agreement shall be considered as purchases from WGL during the term of this Agreement for the purpose of determining if Medtronic has met its quota responsibilities under Article 5 of this Agreement.

6.6 Most Favored Terms. WGL acknowledges and agrees that the price charged to Medtronic for SVO Batteries shall at no time during the term of this Agreement be higher than or otherwise less favorable than the price in effect from time to time during the term of this Agreement for substantially comparable SVO Batteries purchased by any other party from WGL in equal or lesser quantities than are to be purchased by Medtronic hereunder, provided, however, that the foregoing clause shall not apply to SVO Batteries that are not intended for, and in fact do not rightfully enter into, commercial sale to end user customers, such as those used for development, demonstration, or testing purposes. Accordingly, within thirty (30) days of the completion of each Contract Year, WGL shall provide to Medtronic a written certification by an executive officer of WGL that WGL has fully complied with the terms of this Section 6.6. Upon reasonable notice and during regular business hours, but no more frequently than once for any Contract Year and only with respect to a Contract Year which has been completed in the prior three year period, WGL shall at Medtronic's written request make available appropriate records substantiating the accuracy of WGL's certifications referenced above for audit at Medtronic's expense by an independent certified accounting representative to verify the accuracy of such certifications. Such representative shall execute a suitable confidentiality agreement reasonably acceptable to WGL prior to conducting such audit. Such representative may disclose to Medtronic only its conclusions regarding the accuracy and completeness of said certifications, and shall not disclose Confidential Information of WGL to Medtronic without the prior written consent of WGL. If appropriate based on information provided by WGL or based on the result of an audit provided for above, the price charged to Medtronic for SVO Batteries hereunder shall be downwardly adjusted to the lowest level that such comparable SVO Batteries are being sold to third parties. Such downward price adjustment shall be made retroactively effective to the date upon which the aforesaid lower pricing first commenced, with an appropriate adjusting payment to be made to Medtronic for prior overcharges (which adjusting payment Medtronic may elect to take in the form of a lump sum cash payment from WGL or in the form of an offsetting credit against future purchases of SVO Batteries from WGL).

6.7 Advance Payment. Promptly following execution of this Agreement by the parties hereto, Medtronic shall deliver a check in the amount of * to Chemical Bank, Buffalo, New York as escrow agent ("Escrow Agent"). The Escrow Agent shall cause the escrowed funds to be deposited in an interest-bearing account and to be delivered to WGL, together with all interest earned thereon, upon receipt of a statement from WGL's independent auditors certifying that WGL's Inventory (as defined in the Security Agreement) is then comprised of not less that * SVO Battery units. Such statement shall be provided to Medtronic for review and comments not less than fifteen (15) days before it is provided by WGL to the Escrow Agent. If the Escrow Agent shall not have received such certificate within 365 days of the date this Agreement is executed by both parties, the Escrow Agent shall deliver the escrowed funds to Medtronic, together with all interest earned thereon. The parties agree to execute such form of escrow agreement with the Escrow Agent as sets forth the foregoing terms and such other terms as are reasonably customary in such agreements. Such sum of * (if received by WGL) shall constitute an advance payment of purchase price for the last * of purchases of SVO Batteries by Medtronic from WGL under this Agreement. WGL shall have the right to repay at any time the * advanced by Medtronic under this
Section 6.7, less the amount of any repayments by WGL under Section 4.6 hereof, in which event the Security Agreement shall automatically terminate (as provided for therein) and the credits against the payment of purchase price for the last
* of purchases of SVO Batteries provided for in this Section 6.7 shall no longer apply. If for any reason it occurs that at the time of any termination of this Agreement Medtronic has not recouped the entire aforesaid * amount, less the amount of any repayments already made by WGL under Section 4.6 hereof, in the form of purchase price credits for SVO Batteries purchased from WGL under this Agreement, then any unrecouped portion of such * shall constitute a repayment obligation of WGL which shall be immediately due and payable to Medtronic in full upon demand by Medtronic of payment thereof. In the event that during either or both of the final Contract Year of the First Contract Period or the final Contract Year of the Second Contract Period the actual number of SVO Batteries delivered to Medtronic in such respective Contract Year totals less than * units, and the forecast for the succeeding year is less than * units, then WGL shall immediately make a repayment to Medtronic of a percentage of the aforesaid

* which percentage amount shall equal the percentage by which said actual number of delivered units is short of said * unit level. Any repayment amount due to Medtronic with respect to the Second Contract Period under the foregoing provision may be reduced by the amount of any repayment made under such provision with respect to the First Contract Period.

6.8 Medtronic Manufacturing Payments. If during the Third Contract Period Medtronic manufactures more than * but * or less of its requirements for SVO Batteries during such period, Medtronic will pay WGL a per unit fee of * per SVO Battery manufactured by Medtronic within such * through * category. In addition, if during the Third Contract Period Medtronic manufactures more than * but * or less of its requirements for SVO Batteries during such period, Medtronic will pay WGL a per unit fee of * per SVO Battery manufactured by Medtronic within such * through * category. Any such payments due by Medtronic shall be made annually within ninety (90) days of the completion of each Contract Year within such Third Contract Period. The annual payment due by Medtronic, if any, for the first Contract Year within such Third Contract Period shall be calculated based on the number of SVO Batteries manufactured by Medtronic during such first Contract Year. The annual payment due by Medtronic, if any, for the second Contract Year within such Third Contract Period shall be calculated based on the aggregate number of SVO Batteries manufactured by Medtronic during both the first and second Contract Years within such Third Contract Period, and any such payment shall take into account and reflect appropriate adjustments for any overpayments or underpayments by Medtronic with respect to the aforementioned first Contract Year. The annual payment due by Medtronic, if any, for the third Contract Year within such Third Contract Period shall be calculated based on the aggregate number of SVO Batteries manufactured by Medtronic during all of the first, second and third Contract Years within such Third Contract Period, and any such payment shall take into account and reflect appropriate adjustments for any overpayments or underpayments by Medtronic with respect to the aforementioned first or second Contract Years. In the event it is determined, after completion of the Third Contract Period, that Medtronic has made annual payments under this Section 6.8 which in total exceed the aggregate amount to which WGL is entitled under this Section 6.8 due to Medtronic manufacturing during the Third Contract Period, then WGL shall promptly repay (but in no event more than 15 days after written notice from Medtronic identifying the amount of excess payment by Medtronic) to Medtronic in cash the amount of such excess payment by Medtronic. In the event that the Quota for the Third Contract Period is reduced in accordance with the provisions of Section 5.4 hereof, then the aggregate number of units by which such Quota has been so reduced shall be considered as SVO Battery units purchased by Medtronic from WGL during the Third contract Period for purposes of determining any manufacturing payments due from Medtronic to WGL under the terms of this Section 6.8. References in this Section

6.8 to SVO Batteries manufactured by Medtronic shall be deemed to include any SVO Batteries manufactured for Medtronic by a person or entity other than WGL. For purposes of determining the applicable Medtronic manufacturing payment due from Medtronic under this Section, if any, there shall be considered only those SVO Battery units manufactured by Medtronic to be incorporated in Products intended for commercial sale, as opposed to SVO Battery units manufactured by Medtronic and to be used alone or with Products for development, demonstration, testing or other "not for sale" purposes. Any SVO Batteries manufactured by or for Medtronic (other than by WGL) and in Medtronic's finished goods inventory at the end of the Third Contract Period shall for purposes of this Section 6.8 be deemed to be intended for commercial sale and a manufacturing payment shall be due thereon.

6.9 Meet or Release Provision. On and after August 1, 1995, the following provisions shall become effective:

Notwithstanding any contrary terms or provisions of this Supply Agreement, Medtronic shall have the right to solicit written bids from time to time from any qualified manufacturers (other than an affiliate or a spinoff of Medtronic) of comparable implantable grade SVO Batteries other than WGL, as defined herein. Medtronic may submit any such bids it receives to WGL and upon such submission WGL shall have a period of sixty (60) days in which to advise Medtronic in writing that WGL is willing and agrees to provide to Medtronic the SVO Batteries covered by such bid on the pricing terms set forth in such bid. In the event that WGL elects to provide said SVO Batteries to Medtronic on said terms, then this Supply Agreement shall then be deemed appropriately amended to incorporate such revised pricing terms for the SVO Batteries covered by such bid (and any SVO Batteries purchased by Medtronic relating to such bid shall be deemed to be SVO Batteries purchased from WGL for all purposes under this Supply Agreement, including but not limited to the purposes of Article 5 and Section 6.8 hereof). In the event that WGL does not make a timely election to provide said SVO Batteries to Medtronic on said pricing terms, then Medtronic may in its discretion accept such bid and purchase said SVO Batteries from the bidding manufacturer on the pricing terms set forth in such bid or such other pricing terms as may be more favorable to Medtronic than the terms set forth in the initial bid (and any SVO Batteries so purchased by and delivered to Medtronic under said bid shall be deemed to be SVO Batteries manufactured by Medtronic with the exception that solely for purposes of calculating Quotas under Article 5 hereof the SVO Battery units delivered to Medtronic by said third party bidding manufacturer shall be treated as though they were purchased by Medtronic from WGL.

Such purchases shall not relieve Medtronic of the obligation under Section 5.1 to purchase the lesser of * of its requirements or

* Batteries per year for the term of this Supply Agreement, from WGL.

For the purposes of this Supply Agreement, a qualified manufacturer is defined to be a legal entity that has delivered production quantities of SVO Batteries to a Medtronic competitor for use in FDA (or the regulatory equivalent in any other country) approved "Products" as defined herein, and who is not involved in patent or know-how litigation with WGL regarding the Subject Patents and Know-How, as defined in the License Agreement. Furthermore, if Medtronic accepts a bid from a qualified manufacturer who contracts to deliver SVO Batteries that WGL otherwise would have delivered and who fails to deliver within the contracted time period those quantities contracted for, then Medtronic shall fully comply with all Article 5 quota terms of this Supply Agreement by, if necessary to meet the applicable quota reordering from WGL any SVO Batteries not delivered by said qualified manufacturer.

6.10 Permitted Price Adjustments.

      (a) The price of * per SVO Battery provided for in Section 6.1 is subject to upward modification, from time to time, by WGL during the period which commences on August 1, 1995 and ends on July 31, 2001 if WGL incurs a "Significant Cost Increase." The amount of any such permitted price increase due to a Significant Cost Increase shall in no event exceed the lesser of (1) the actual per unit amount of the increase over WGL's fully allocated product cost of SVO Batteries as of the date of this Agreement, or (2) the actual per unit increase attributable to cost items set forth in (i) through (v) below. For purposes of this Section 6.10, the term "Significant Cost Increase", shall mean an increase by * or more in WGL's fully allocated product cost of manufacturing SVO Batteries over WGL's fully allocated product cost of SVO Batteries as of the date of this Agreement. Fully allocated product cost as referenced in this Section shall be reasonably determined in accordance with generally accepted accounting principles and shall allocate all general, administrative and other indirect expenses among each of WGL's products proportionately based upon their respective manufactured product unit volumes. Furthermore, the future fully allocated product cost of manufacturing SVO Batteries shall be calculated in a manner consistent with that used for the calculation of the fully allocated product cost of manufacturing SVO Batteries as of the date of this Agreement. WGL shall have its independent auditors calculate WGL's fully allocated per unit product cost of manufacturing SVO Batteries as of the date of this Agreement and document such determination and the methodology used in such calculation (with such efforts to be completed not later than 30 days following the date this Agreement is signed by both of the parties hereto).

            (i) Any requirement under applicable environmental or labor laws, rules or regulations including but not limited to OSHA, relating to or affecting work conditions for WGL employees involved in the manufacture, testing and handling of SVO Batteries, including, but not limited to, the handling, storage and disposal of raw materials used by WGL or any waste resulting therefrom.

            (ii) Any requirement under applicable environmental laws, rules or regulations pertaining to the transportation, handling, storage and disposal of material actually used by WGL in manufacturing SVO Batteries, including disposal of any waste resulting therefrom.

            (iii) Any price increases imposed by WGL vendors of raw materials or parts for the manufacture of SVO Batteries.

            (iv) Any state or Federal law, rule, regulation or mandated program, including, but not limited to, any of the foregoing which imposes on WGL a new tax, fee, surcharge or employee benefit, welfare or insurance program (excluding increases in any existing taxes, fees, surcharges or employee benefit, welfare or insurance programs).

            (v) Any incremental increases in the costs of production labor, equipment and materials which are directly and exclusively related to changes expressly required by Medtronic in the materials, structure or manufacture of SVO Batteries to be provided by WGL to Medtronic (excluding any labor, equipment, materials and other WGL costs which are covered by the design fees provided for in Section 6.3 hereof).

      (b) If WGL is entitled and determines to impose a price increase under this Section 6.10, WGL shall give not less than five months' written notice thereof in order that the forecasts provided for in Section 4.5 to be made by Medtronic can take into account any such price increase. WGL may not impose a price increase during the permitted period hereunder more frequently than once every 12 months. Notwithstanding the foregoing provisions of this Agreement, WGL may, at any time before or after August 1, 1995, give immediate effect to price increases based on costs identified in subpart (v) above if and when such costs constitute a Significant Cost Increase. WGL shall deliver to Medtronic together with the notice provided for herein a written report which describes in reasonable detail the basis for WGL's determination that a price increase is permitted under this Section 6. 10. WGL shall at Medtronic's written request make available appropriate records substantiating the basis for its determination that a significant Cost Increase has occurred (including the fully allocated per Unit product cost of manufacturing SVO Batteries as of the date of this Agreement and methodology used in such calculation determined as required above) for audit at Medtronic's expense by an independent certified public accounting representative to verify the accuracy of the reports provided to Medtronic. Such representative shall execute a suitable confidentiality agreement reasonably satisfactory to WGL prior to conducting such audit. Such representative may disclose to Medtronic only its conclusions regarding the accuracy and completeness of such reports, and shall not disclose Confidential Information of WGL to Medtronic without the prior written consent of WGL. Any such request for an audit must be made by Medtronic within six months of any announced price increase hereunder.

      (c) The provisions of this Subsection (c) shall not apply price increases based on costs identified in subpart (v) paragraph (a) above. Subject to the preceding sentence notwithstanding any contrary provisions of this Agreement including but not limited to Medtronic's obligations pursuant to Sections 5.1 and 5.2 hereof, during the period in which price increases are permitted under this Agreement (i) in the event the price of SVO Batteries is increased beyond * then each of the purchase Quotas set forth in Section 5.2 shall thereupon be automatically reduced by * percent *, and (ii) in the event the price of SVO Batteries is increased beyond * then each of the purchase Quotas set forth in
Section 5.2 shall thereupon be automatically reduced by * percent *, and (iii) in the event the price of SVO Batteries is increased beyond * then each of the purchase Quotas set forth in Section 5.1 and 5.2 shall thereupon be automatically reduced to *, and Medtronic shall not be required to purchase * SVC Batteries from WGL. Any aforementioned reduction in Quota will not affect the validity or term of the License Agreement.

                                    ARTICLE 7
                        INSPECTION, WARRANTY AND SERVICE

7.1 Inspection of SVO Batteries. Medtronic shall conduct any incoming inspection tests not later than forty five (45) days from the date of receipt of SVO Batteries at the shipping address to which Medtronic has requested delivery of such SVO Batteries. SVO Batteries not rejected by Medtronic by written notice to WGL within such period shall be deemed accepted, with the exception of SVO Batteries with latent defects that are not readily observable by Medtronic. In the event of any shortage, damage or discrepancy in or to a shipment of SVO Batteries or in the event any SVO Batteries fail to comply with the then current specifications for SVO Batteries, Medtronic shall promptly report the same to WGL and furnish such written evidence or other documentation as WGL reasonably may deem appropriate. If evidence indicates that such shortage, damage or discrepancy or non-conformity with specifications existed at the time of delivery of SVO Batteries at the F.O.B. point, Medtronic may return the SVO Batteries to WGL at WGL's expense, and at Medtronic's request WGL shall promptly deliver substitute SVO Batteries to Medtronic in accordance with the delivery procedures set forth herein.

7.2 Warranty. WGL warrants to Medtronic that SVO Batteries sold by WGL to Medtronic under this Agreement shall be in conformance with applicable specifications and shall be free from defects in material and workmanship at the time of delivery of said svo Batteries at the F.O.B. point.

7.3 Limited Warranty. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY WGL, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

                                    ARTICLE 8
                                 CONFIDENTIALITY

8.1 Non-Disclosure. Each party agrees not to use any Confidential Information of the other party during the term of this Agreement and for a period of five
(5) years thereafter for any purpose other than as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder or under the License Agreement. Each party further agrees not to disclose or provide any of such Confidential Information of the other party to any third party, other than as permitted or required for performance by the parties receiving such Confidential Information of its rights or duties hereunder or under the License Agreement, and to take appropriate measures to prevent any such disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during the term of this Agreement and for a period of five (5) years thereafter. Without limitation of the foregoing, the recipient of Confidential Information of the other party shall protect such Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information, as the recipient uses to protect its own proprietary information of a like nature.

                                    ARTICLE 9
                              INTELLECTUAL PROPERTY

9.1 Ownership. WGL represents and warrants to Medtronic the following: Neither WGL, its business nor any of WGL's SVO Batteries nor the execution and performance of this Agreement and the License Agreement and the transactions contemplated herein and therein, infringes, misuses, misappropriates or conflicts with the patent and other intellectual property rights or contract rights, of others. WGL has full corporate right and authority to enter into this Agreement, the License Agreement and the Security Agreement. WGL agrees to defend and hold Medtronic harmless against monetary liability to any third party arising out of any claim by such third party of patent or other intellectual property rights infringement or contract rights violation based upon Medtronic's sale of Products incorporating SVO Batteries supplied by WGL, including reasonable legal fees and expenses, but excluding incidental, special or consequential damages and, without limitation, loss of sales, profits or revenues. The provisions of this Section shall survive the termination and expiration of the Supply Agreement.

                                   ARTICLE 10
                           LIMITATION OF WGL LIABILITY

10.1 Remedies for Breach of Warranty. In the event that any SVO Battery manufactured or sold by WGL to Medtronic under this Agreement fails to comply with the limited warranty provided for in Article 7 and Medtronic delivers notice of such noncompliance to WGL, within 12 :months of the delivery of such SVO Battery to Medtronic (or within 12 months of Medtronic's discovery of any latent defects in an SVO Battery that are not readily observable by Medtronic), WGL will, upon substantiation that the SVO Battery has been stored, preserved and used in accordance with Section 2.1, correct such failure by suitable repair or replacement at its own expense. WGL agrees that it will promptly inform Medtronic in writing of any actual or potential problems of which WGL becomes aware relating to the performance of any SVO Battery design manufactured for Medtronic relative to the specifications for such design.

10.2 Limitation of Liability. The repair or replacement of any defective SVO Battery or any SVO Battery which does not conform with applicable specifications as provided, for herein, in the manner provided above, shall (except with respect to the remedies specifically provided for in this Agreement regarding delivery delays and such other remedies as are specifically provided for in this Agreement, including the remedy provided to Medtronic in Section 10.3 hereof) constitute the full extent of WGL's liability to Medtronic with respect to SVO Batteries sold hereunder. In no event shall WGL be liable under this Supply Agreement or the License Agreement for incidental, special or consequential damages, including, but not limited to, loss of sales, profits or revenues or costs of any partial or total recall of Product in which SVO Batteries may have been incorporated, and in no event shall WGL be liable in an amount in excess of its product liability insurance as provided for under Section 10.3. The provisions of Sections 10.1 and 10.2 shall survive the expiration or termination of this Agreement.

10.3 products Liability Insurance. WGL shall maintain product liability insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide Medtronic with evidence of this coverage. Such product liability insurance shall name Medtronic, Inc. as an additional named insured thereunder, it being understood that Medtronic shall have the right to seek recovery under said, product liability insurance for any claims for damages, liabilities, costs (including but not limited to attorneys' fees), settlements or judgments which may be made against Medtronic on account of personal injury or property damage to any person caused by or arising from defects in materials, design, workmanship, or manufacture of SVO Batteries supplied by WGL to Medtronic under this Agreement, and Medtronic agrees to seek recovery for any such claims directly from WGL's product liability insurance carrier. Medtronic acknowledges and agrees that the amount of product liability insurance maintained by WGL on the date of this Agreement, which is set forth in the certificate of insurance to be delivered to Medtronic simultaneously herewith, satisfies the criteria set forth in this Section 10.3.

                                   ARTICLE 11
                              TERM AND TERMINATION

11.1 Term. This Agreement shall become binding and enforceable on the date upon which it is fully executed by the parties hereto, however, the terms and provisions hereof shall become operative and shall take effect as of July 31, 1991, and this Agreement shall continue in force through July 31, 2001 at which time it shall expire.

11.2 Termination. Notwithstanding the provisions of Section 11.1 above, this Agreement may be terminated in accordance with the following provisions:

      (a) A party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in breach of any material representation, warranty or covenant of this Agreement and shall have failed to cure such breach within ninety (90) days of receipt of written notice thereof from the first party;

      (b) A party may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership; or

      (c) A party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than one hundred eighty (180) consecutive days as provided in section 12.1 below.

11.3 Rights-and Obligations on Termination. Termination of this Agreement shall not release either party from the obligation to make payment of all amounts previously due and payable, or which become due and payable due to termination of this Agreement.

                                   ARTICLE 12
                                  FORCE MAJEURE

12.1 Force Majeure. Force Majeure shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder.

12.2 Notice. Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

12.3 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1 Relationship. This Agreement does not make either party the employee, agent or legal, representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

13.2 Assignment. This Supply Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted successors and assigns. It may not be voluntarily assigned in whole or in part by either party without the prior written consent of the other; provided, however, that a successor in interest by merger, by operation of law, purchase or otherwise of the entire business (with respect to Medtronic, the business being that relating to Products; with respect to WGL, the business being that relating to SVO Batteries) of either party shall acquire all interest of such party hereunder, and further provided that a party may assign this Supply Agreement to an

Affiliate of such party (the party to this Supply Agreement who makes any such assignment to an Affiliate shall, notwithstanding such assignment, remain fully responsible for assuring, and for any failure to assure, prompt performance by such Affiliate of all of such assigning party's obligations under this Supply Agreement). Any prohibited assignment shall be null and void. Nothing contained in this assignment provision shall be construed as limiting or restricting in any way WGL's ability to restructure as a publicly owned entity.

13.3 Entire Agreement. This Agreement and the License Agreement and Security Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and Supersedes all previous proposals or agreements, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement, the License Agreement and the Security Agreement. Notwithstanding the foregoing, those provisions of the existing development contract between WGL and Medtronic dated July 1990 for WGL battery Model 8952 (for use in Medtronic PCD Model 7219), those of the development contract between WGL and Medtronic for WGL battery #8830 (for use in Medtronic PCD Model 7217) and those provisions of any other development agreements which have provisions which were effective prior to the date of this Agreement, shall remain in effect to the extent such provisions are not contrary to the terms and provisions of this Agreement.

13.4 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, U.S.A.

13.5 Survival. All of the representations, warranties, and indemnifications made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect, subject to applicable statute of limitations.

13.6 Waiver, Discharge, etc. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

13.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

13.8 Titles and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

13.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.10 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Manufacture, to:

             Wilson Greatbatch Ltd.
             10,000 Wehrle Drive
             Clarence, New York 14031
             Attention: Edward F. Voboril, President and Chief Executive Officer

and if to Medtronic, to:

             Medtronic, Inc.
             Corporate Center
             7000 Central Avenue N.E.
             Minneapolis, Minnesota 55432
             Attention: Michael D. Ellwein,  Vice President  Corporate
                        Development and Assistant General counsel

WGL or Medtronic may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

13.11 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

13.12 Execution of Further Documents. Each party agrees to execute and deliver without further consideration any further applications, Licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

13.13 No Modification by Form Documents. In no event will the use by Medtronic of any form of purchase order, or the use by WGL of any form of acknowledgement or shipping document, be effective to vary, alter or modify the terms and provisions of this Agreement; nor will such use have the effect of substituting the provisions set forth on such form for the provisions contained in this Agreement.

13.14 Contemporaneous Agreements. Contemporaneous with the execution of this Agreement, each of the parties hereto shall execute and deliver to the other the License Agreement in form attached hereto as Exhibit A, and WGL shall execute and deliver to Medtronic the Security Agreement in form attached hereto as Exhibit B.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed below in the manner appropriate to each.

                                        WILSON GREATBATCH LTD.

                                        By /s/ Edward F. Voboril
                                          --------------------------------------

                                        Its President / CEO
                                           -------------------------------------


                                        MEDTRONIC, INC.


                                        By /s/ B. Kristine Johnson
                                          --------------------------------------
                                        Its Vice President
                                           -------------------------------------


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